Exhibit No.
(4)(a)(1)  Amended and Restated Certificate and Agreement of Limited Partnership
              (filed as Exhibit 3.3 to the Partnership's Registration Statement No. 33-02101, filed December 12, 1985 and incorporated herein by reference).

(4)(a)(2) Fourteenth Amendment to the Amended and Restated Certificate and Agreement of Limited Partnership dated May 31, 1990 (filed as
              Exhibit 4(a)(2) to the Partnership's Annual Report on Form 10-K for the year ended December 31, 1990 and incorporated herein by reference).

(4)(a)(3) Fifteenth Amendment to the Amended and Restated Certificate and Agreement of Limited Partnership dated October 29, 1990.(filed as
              Exhibit 4(a)(3) to the Partnership's Annual Report on Form 10-K for the year ended December 31, 1990 and incorporated herein by reference).

(4)(b) Form of Subscription Agreement (filed as Exhibit 3.1 to the Partnership's Registration Statement No. 33-02101, filed
              December 12, 1985 and incorporated herein by reference).
(28) Portions of the Partnership's Prospectus dated March 27, 1986 (filed as Exhibit 28 to the Partnership's Annual Report on Form 10-K for the year ended December 31, 1987 and incorporated herein by reference).